Exhibit 10.1

DEBENTURE MODIFICATION
AND EXTENSION AGREEMENT

THIS AGREEMENT is by and between Enable Holdings, Inc. (hereinafter referred to as “Company”), and _____ (hereinafter referred to as the “Holder”), and shall have an effective date as of the date it is fully executed by all of the parties hereto.

WITNESSETH:

WHEREAS, Company previously executed a Debenture in an original principal amount of ____________ and dated _______, 2008, a copy of which is attached hereto as Exhibit A. (hereinafter referred to as the “Debenture”); and

WHEREAS, the Debenture was a part of a Bridge Loan financing between the Company, the Holder and several other lenders totaling $2,450,000;

WHEREAS, the Company desires to extend the term of payment for this Debenture for an additional ninety (90) days along with the majority of the other Bridge Loan Financing debentures; and

WHEREAS, the Company shall have the power to not extend the debenture between the Company and Cari Bloom Management, Inc. in the principal amount of $100,000 when it comes due; and

WHEREAS, the Company has complied with all material terms of the Debenture up to the date of this extension; and

WHEREAS, Company and Holder wish to modify the Debenture in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the terms and conditions, provisions and covenants contained herein, Company and Holder do hereby agree as follows:

1.	Interest Payments as set forth in Section 2 shall continue to be paid monthly.

2.	The Maturity Date shall be extended until _____, 2009 [90 days from the original due date].

3.
All the rights, remedies, stipulations and conditions contained in the Debenture, and any and all mortgages securing repayment thereof, shall also apply to any default in or failure to pay the modified payments required hereunder.

4.	Company shall make and execute any and all other documents as may be necessary or required to effectuate the terms and conditions of this Agreement.

5.
Save and except for the modifications contained herein, the terms, conditions and provisions of the Debenture, and any and all mortgages securing repayment thereof, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 16th day of January, 2009.

ENABLE HOLDINGS, INC.

_______________________                                                                                     ___________________________
By:
Its: